Filed Pursuant to Rule 424(b)(2)
Registration No. 333-259102

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee(1)
2.850% Senior Notes due 2029	$500,000,000	99.816%	$499,080,000	$46,264.72
3.100% Senior Notes due 2032	$500,000,000	99.726%	$498,630,000	$46,223.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The total registration fee due for this offering is $92,487.72.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 27, 2021)

Western Digital Corporation

$500,000,000 2.850% Senior Notes due 2029

$500,000,000 3.100% Senior Notes due 2032

We are offering $500,000,000 aggregate principal amount of 2.850% Senior Notes due 2029 (the “2029 notes”) and $500,000,000 aggregate principal amount of 3.100% Senior Notes due 2032 (the “2032 notes” and together with the 2029 notes, the “notes”). The 2029 notes will mature on February 1, 2029 and the 2032 notes will mature on February 1, 2032. Interest on the notes will accrue from December 10, 2021 and be payable semi–annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2022. We intend to use the net proceeds of the offering, together with available cash on hand, to refinance existing indebtedness and to pay fees and expenses in connection with the offering. See “Use of Proceeds.”

The notes will be redeemable at our option, in whole or in part, at any time and from time to time at the applicable redemption prices specified under “Description of Notes—Optional Redemption” plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If we experience certain change of control triggering events, we may be required to offer to purchase the notes at 101% of their aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The notes will be our senior unsecured obligations, will rank equally in right of payment with all of our present and future senior indebtedness and will rank senior in right of payment to all of our present and future subordinated indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all present and future indebtedness and all other liabilities of our subsidiaries. The notes will be effectively subordinated to all of our present and future secured indebtedness to the extent of the value, if any, of the assets securing such indebtedness.

We have not applied, and do not intend to apply, for the listing of the notes on any exchange or automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, page 3 of the accompanying prospectus, and the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2021, incorporated by reference in this prospectus supplement.

	Per 2029 note	2029 notes total	Per 2032 note	2032 notes total
Public Offering Price (1)	99.816%	$499,080,000	99.726%	$498,630,000
Underwriting Discount	0.625%	$3,125,000	0.650%	$3,250,000
Proceeds to Western Digital Corporation (before expenses) (1)	99.191%	$495,955,000	99.076%	$495,380,000

(1)	Plus accrued interest, if any, from December 10, 2021.

We expect to deliver the notes to purchasers on or about December 10, 2021, only in book-entry form through the facilities of The Depository Trust Company (the “DTC”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	MUFG
Mizuho Securities	RBC Capital Markets	Wells Fargo Securities
SMBC Nikko	BNP PARIBAS	Citigroup
HSBC	TD Securities	Truist Securities
PNC Capital Markets LLC

Co-Managers

Siebert Williams Shank	US Bancorp	BBVA
Fifth Third Securities		Scotiabank

The date of this prospectus supplement is December 7, 2021.

We have not, and the underwriters have not, authorized any other person to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is unlawful. You should assume that the information contained in this prospectus supplement is accurate only as of the date hereof, and that any information incorporated by reference in this prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. The accompanying prospectus also incorporates by reference documents that are described under “Where You Can Find More Information” in that prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted.

We reserve the right to withdraw this offering at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain “forward-looking” statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	consumer trends and market conditions, market opportunities and our market position;

•	expectations regarding the effects of the COVID-19 pandemic and measures intended to reduce its spread;

•	expectations regarding our joint venture with Kioxia Corporation, the flash industry and our flash wafer output plans;

•	product synergies and our product plans and business strategies;

•	expectations regarding pricing trends and conditions for our products;

•	expectations regarding our cost saving initiatives;

•	expectations regarding our product development and technology plans;

•	expectations regarding the outcome of legal proceedings in which we are involved;

•	our reinvestment in the business and ongoing deleveraging efforts;

•	our share repurchase program and resumption of our quarterly cash dividend policy;

•	expectations regarding the repatriation of funds from our foreign operations;

•	our beliefs regarding tax benefits and the timing of future payments, if any, relating to the unrecognized tax benefits, and the adequacy of our tax provisions;

•	expectations regarding capital investments and sources of funding for those investments; and

•	our beliefs regarding the sufficiency of our available liquidity to meet our working capital, debt and capital expenditure needs.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those described below under the heading “Risk Factors” as well as those made in documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus, which forward-looking statements reflect management’s views only as of the date of this prospectus supplement and the accompanying prospectus. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

In addition to financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain “non-GAAP financial measures” to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled measures provided by other companies in our or other industries, as other companies may calculate non-GAAP financial results differently, limiting the usefulness of those measures for comparative purposes. In addition, there are limitations in using non-GAAP financial measures as analytical tools because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses and other items that may have a material impact on reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate our business.

EBITDA represents net income (loss) plus interest and other expense, net, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus (i) stock-based compensation expense, (ii) employee termination, asset impairment and other changes, (iii) charges related to a power outage incident and related recovery and (iv) other. We include information concerning EBITDA and Adjusted EBITDA because we believe they are useful measures to evaluate our operating performance and financial position. As measures of our operating performance, we believe EBITDA and Adjusted EBITDA provide a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Adjusted EBITDA includes certain adjustments that we believe are not indicative of our core operating results or that we believe are consistent with the financial models and estimates published by many analysts who follow us and our peers. EBITDA and Adjusted EBITDA do not represent net income or operating income as defined by GAAP and they should not be considered in isolation or as alternatives to those measures in evaluating operating performance. See “Summary—Summary Historical Consolidated Financial Data” for a reconciliation of EBITDA and Adjusted EBITDA to the directly comparable GAAP measures.

SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before making an investment in the notes, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider all of the information contained in and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the heading “Risk Factors,” the financial statements, and the notes to the financial statements, included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes. Unless otherwise stated, or the context otherwise requires, as used herein, the terms “we,” “us,” “our,” the “Company,” “WDC” and “Western Digital” refer to Western Digital Corporation and its subsidiaries.

Our Business

Western Digital Corporation (“Western Digital” or the “Company”) is a leading developer, manufacturer, and provider of data storage devices and solutions that address the evolving needs of information technology and the infrastructure that enables the proliferation of data in virtually every industry. We create environments for data to thrive. We are driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data.

Founded in 1970 in Santa Ana, California, Western Digital is now a Standard & Poor’s 500 company headquartered in San Jose, California. We have one of the technology industry’s most valuable patent portfolios with approximately 13,700 active patents worldwide. We have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets and broad research and development capabilities. The unabated growth in amount, value, and use of data continues, creating a global need for a larger, faster and more capable storage infrastructure.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. Wherever data needs to be stored and accessed - from consumer devices such as cameras, drones and virtual reality headsets, to the most complex data centers - Western Digital is there. We enable cloud, Internet and social media infrastructure players to build more powerful, cost effective and efficient data centers. We help original equipment manufacturers address storage opportunities and solutions to capture and transform data in myriad devices and edge technologies. We have also built strong consumer brands with tools to manage fast-accumulating libraries of personal content.

To increase focus, drive innovation and improve execution, we have recently structured our operations with dedicated leadership of our two broad categories of technology: hard disk drives, which are based on rotating magnetic technology, and flash-based memory (“flash”), which is a semiconductor technology. We continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

Recent Developments

Repayment of Term Loan A-1, issuance of new Term Loan A-2 and extension of the Revolving Credit Facility and Credit Agreement Amendments

We expect to use the proceeds of this offering to repay a portion of our $4.27 billion Term Loan A-1 currently maturing in 2023 (the “Term Loan A-1”). In addition, on December 6, 2021 we provided notice to the administrative agent under our existing senior secured credit facilities (the “Credit Facilities”) of the automatic release of the guarantees and collateral thereunder, such that the Term Loan A-1, Term Loan A-2 and the Revolving Credit Facility are unsecured obligations of the Company. We are also launching a process to replace the entire tranche of the Term Loan A-1 with a new $3.0 billion Term Loan A-2 maturing in 2027. We may also repay a portion of the existing Term Loan A-1 by drawing under our revolving credit facility. In addition, we expect to extend the maturity of the existing Revolving Credit Facility by approximately 4 years to a maturity date in 2027. We expect the terms of our new loans and credit facility to, among other things, provide for more covenant flexibility. We refer to such transactions and certain related modifications to our credit agreement as the “refinancing.” The consummation of the refinancing is subject to completion of definitive agreements as well as customary closing conditions, and is subject to market conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing. This offering is not conditioned upon the consummation of the refinancing.

Corporate Information

Our principal executive office is located at 5601 Great Oaks Parkway, San Jose, California 95119. Our telephone number of our principal executive office is (408) 717-6000 and our website is www.wdc.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus (other than our SEC reports that are expressly incorporated by reference herein).

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes.”

Issuer	Western Digital Corporation, a Delaware corporation.

Securities Offered	$500,000,000 aggregate principal amount of 2.850% Senior Notes due 2029. $500,000,000 aggregate principal amount of 3.100% Senior Notes due 2032.

Maturity Date	The 2029 notes will mature on February 1, 2029 and the 2032 notes will mature on February 1, 2032.

Interest Payment Dates	Interest on the notes will accrue from December 10, 2021 and be payable semi–annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2022.

Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described herein under the caption “Description of Notes—Optional Redemption.”

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsubordinated indebtedness, including, as a result of the automatic release of the collateral thereunder, our obligations under the Credit Facilities, the 2026 Unsecured Notes and the 2024 Convertible Notes. The notes will be effectively junior to all secured indebtedness to the extent of the value, if any, of the assets securing such indebtedness.

As of October 1, 2021, we had approximately $7.65 billion of indebtedness on an as adjusted basis after giving effect to the refinancing, Term Loan B-4 Prepayment (as defined below) and the automatic release of the collateral under the Credit Facilities, none of which is secured indebtedness. See “Capitalization.”

Our existing and future subsidiaries will not be required to guarantee the notes. The notes will be structurally subordinated to the indebtedness and other liabilities of the subsidiaries. As of October 1, 2021, and on an as adjusted basis after giving effect to the refinancing and the automatic release of collateral under the Credit Facilities, our Subsidiaries did not have indebtedness.

See “Description of Notes—Ranking.”

Certain Covenants	The indenture governing the notes will contain certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to: • create certain liens;

•  enter into certain sale and leaseback transactions; and

•  consolidate, merge or sell all or substantially all of our assets to another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Certain Covenants” in the accompanying prospectus for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to material assets owned by us and to enter into material sale and leaseback transactions.

Form and Denomination

The notes will be issued only in registered form. The notes will initially be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes initially sold by the underwriters will be represented by one or more permanent global notes in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC.

Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, notes in certificated form will not be issued in exchange for any global note or interests therein.

Trading	The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the notes on any automated dealer quotation system.

Trustee	U.S. Bank National Association (the “trustee”).

Use of Proceeds	We estimate that we will receive net proceeds of approximately $988 million from the offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of the offering, together with available cash on hand, to refinance existing indebtedness and to pay fees and expenses in connection with the offering. See “Use of Proceeds.”

Conflicts of Interest	As described above under “Use of Proceeds,” we intend to use portions of the net proceeds from this offering to repay a portion of the outstanding borrowings under our Term Loan A Facility. Because certain of the underwriters and/or their affiliates are lenders under the Term Loan A Facility, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	Investing in the notes involves risk. See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Historical Consolidated Financial Data

The following tables set forth, for the periods presented, (i) selected summary information from our consolidated statements of operations by dollars and percentage of net revenue(1) and (ii) summary information regarding our revenue by product, end market and geography. Our summary consolidated financial data for each of the years ended July 2, 2021, July 3, 2020 and June 28, 2019 has been derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. Our summary consolidated financial data for each of the three months ended October 1, 2021 and October 2, 2020 have been derived from our unaudited consolidated financial statements, which are incorporated by reference in this prospectus supplement.

Our fiscal year ends on the Friday nearest to June 30 and typically consists of 52 weeks. Approximately every five to six years, we report a 53-week fiscal year to align the fiscal year with the foregoing policy. Fiscal years 2021 and 2019, which ended on July 2, 2021 and June 28, 2019, respectively, and fiscal year 2022, which ends on July 1, 2022, are comprised of 52 weeks, with all quarters presented consisting of 13 weeks. Fiscal year 2020, which ended on July 3, 2020, was comprised of 53 weeks, with the first quarter consisting of 14 weeks and the remaining quarters consisting of 13 weeks each.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. The following summaries of our consolidated financial data for the periods presented should be read in conjunction and our consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement.

	Three Months Ended				Years Ended
	(unaudited)				(audited)
(In millions, except percentages)	October 1, 2021		October 2, 2020		July 2, 2021		July 3, 2020		June 28, 2019
Revenue, net	$5,051	100.0%	$3,922	100.0%	$16,922	100.0%	$16,736	100.0%	$16,569	100.0%
Cost of revenue	3,386	67.0	3,018	77.0	12,401	73.3	12,955	77.4	12,817	77.4
Gross profit	1,665	33.0	904	23.0	4,521	26.7	3,781	22.6	3,752	22.6
Operating expenses	887	17.6	834	21.3	3,301	19.5	3,446	20.6	3,665	22.1
Operating income	778	15.4	70	1.8	1,220	7.2	335	2.0	87	0.5
Total interest and other expense, net	(74)	(1.5)	(73)	(1.9)	(293)	(1.7)	(381)	(2.3)	(374)	(2.3)
Income (loss) before taxes	704	13.9	(3)	—	927	5.5	(46)	(0.3)	(287)	(1.7)
Income tax expense	94	1.9	57	1.5	106	0.6	204	1.2	467	2.8
Net income (loss)	$610	12.1%	$(60)	(1.5)%	$821	4.9%	$(250)	(1.5)%	$(754)	(4.6)%

(1)	Percentages may not total due to rounding.

	Three Months Ended		Years Ended
	(unaudited)		(audited)
(In millions, except percentages)	October 1, 2021	October 2, 2020	July 2, 2021	July 3, 2020	June 28, 2019
Revenue, net	$5,051	$3,922	$16,922	$16,736	$16,569
Revenue by Product (%)
HDD	50.7%	47%	48.6%	53.6%	52.8%
Flash-based	49.3%	53%	51.4%	46.4%	47.2%

	As of
	(audited)	(audited)	(unaudited)
Consolidated balance sheet data:	July 2, 2021	July 3, 2020	October 1, 2021
	(in millions)
Cash and cash equivalents	$3,370	$3,048	$3,290
Working capital(1)	4,887	4,642	5,147
Total assets	26,132	25,662	26,391
Total principal amount of debt (short term and long term)	8,825	9,711	8,612
Total shareholders’ equity	10,721	9,551	11,361

(1)	Working capital represents current assets minus current liabilities.

	Year Ended			Three Months Ended
	(audited)			(unaudited)
	July 2, 2021	July 3, 2020	June 28, 2019	October 1, 2021	October 2, 2020
Other Financial Data:	(in millions)
EBITDA (2)	$2,432	$1,901	$1,899	$1,028	$444
Adjusted EBITDA (2)	2,632	2,319	2,868	1,124	513

(2)

In addition to GAAP results, management also uses EBITDA and Adjusted EBITDA to assess our operating results, which are results often evaluated by investors and lenders. We define EBITDA as net income (loss) plus interest and other expense, net, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense, (ii) employee termination, asset impairment and other changes, (iii) charges related to a power outage incident and related recovery, (iv) manufacturing underutilization charges and (v) other. EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP, nor should they be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use or as measures of liquidity, as they do not reflect certain cash requirements such as tax payments, debt service requirements and certain other cash costs that may recur in the future. EBITDA and Adjusted EBITDA contain certain other limitations, including the failure to reflect our cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized and other cash expenditures. Our presentation of EBITDA and Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. See “Non-GAAP Financial Measures.” The following table sets forth a reconciliation of EBITDA and Adjusted EBITDA to our net income using data derived from our consolidated financial statements for the periods indicated.

	Year Ended			Three Months Ended
	(audited)			(unaudited)
	July 2, 2021	July 3, 2020	June 28, 2019	October 1, 2021	October 2, 2020
	(in millions)
Net income (loss)	$821	$(250)	$(754)	$610	$(60)
Income tax expense	106	204	467	94	57
Interest and other expense, net	293	381	374	74	73
Depreciation and amortization	1,212	1,566	1,812	250	374

EBITDA	$2,432	$1,901	$1,899	$1,028	$444

	Year Ended			Three Months Ended
	(audited)			(unaudited)
	July 2, 2021	July 3, 2020	June 28, 2019	October 1, 2021	October 2, 2020
	(in millions)
Stock-based compensation expense	318	308	306	76	76
Employee termination, asset impairment, and other charges	(47)	32	166	18	23
Charges related to a power outage incident and related recovery	(75)	68	145	—	(30)
Manufacturing underutilization charges			264
Other	4	10	88	2	—

Adjusted EBITDA	$2,632	$2,319	$2,868	$1,124	$513

RISK FACTORS

You should carefully consider the Risk Factors set forth below, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before purchasing the notes, including the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2021. This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risk and uncertainties. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

The notes contain restrictive covenants that may adversely affect our ability to operate our business.

The indenture governing the notes will contain certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate, merge or sell all or substantially all of our assets to another person.

As a result of these covenants and covenants contained in the Credit Facilities, we will be limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully operate our business. A failure to comply with these restrictions could lead to an event of default, which could result in an acceleration of our indebtedness. In the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes. See “Description of Notes—Certain Covenants” in this prospectus supplement.

The notes will be our senior unsecured obligations. As such, the notes will be effectively subordinated to any of our secured indebtedness.

Our obligations under the notes will not be secured and, as a result of the automatic release of the collateral securing the Credit Facilities, the Credit Facilities are not secured, and such obligations will effectively rank junior to any secured indebtedness we incur in the future to the extent of the assets securing such indebtedness. If we are involved in any dissolution, liquidation or reorganization, or if we default under the indenture governing the notes, holders of our secured indebtedness would be paid before holders of the notes receive any amounts due under the notes to the extent of the value of the collateral securing such indebtedness. In that event, holders of the notes may not be able to recover any or all of the principal or interest due under the notes.

The notes will be structurally subordinated to the indebtedness of our subsidiaries.

Our existing and future subsidiaries will not be required to guarantee the notes and, as a result of the automatic release of the guarantees of the Credit Facilities, none of our existing and future subsidiaries will be required to guarantee the Credit Facilities. Claims of creditors of our subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by our subsidiaries, and claims of preferred stockholders of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including the holders. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such subsidiaries. As of October 1, 2021, and on an as adjusted basis after giving effect to the refinancing and the automatic release of collateral under the Credit Facilities, our Subsidiaries did not have indebtedness.

Repayment of our indebtedness, including the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a substantial portion of our assets and conduct a substantial portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Certain of our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The indenture governing the notes will contain negative covenants that may have a limited effect.

The indenture that will govern the notes will contain limited covenants that restrict our ability and the ability of our subsidiaries to incur liens on our assets and enter into certain mergers with or into, or sell substantially all of our assets to, another person. The indenture will not limit our ability to incur additional senior indebtedness that will rank equally in right of payment with our obligations owed to holders of the notes and will not limit the ability of our subsidiaries to incur additional senior indebtedness and our obligations to the holders of the notes would be structurally subordinated to all such indebtedness of our subsidiaries. In addition, the limited covenants in the indenture contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of Notes—Certain Covenants.” In light of these exceptions, additional secured indebtedness may be incurred that would be effectively senior to the obligations owed to the holders of the notes to the extent of value, if any, of the assets securing such indebtedness.

There is no established trading market for the notes, and you may not be able to sell the notes readily or at all or at or above the price that you paid.

The notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making in the notes at any time, in their sole discretion. You may not be able to sell the notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them;

•	prevailing interest rates; and

•	the market for similar securities.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

Upon the occurrence of a “Change of Control Triggering Event,” as defined in the indenture governing the notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture governing the notes. See “Description of Notes—Change of Control Triggering Event.”

Furthermore, certain change of control triggering events would also constitute an event of default under the Credit Facilities. Upon the occurrence of a change of control, the lenders under the Credit Facilities may have the right, among other things, to terminate their lending commitments or to cause all outstanding debt obligations under the Credit Facilities to become due and payable and proceed against the assets securing such debt, any of which actions would prevent us from borrowing under the Credit Facilities to finance a repurchase of the notes. We cannot assure you that we will have available funds sufficient to repurchase the notes and satisfy other payment obligations that could be triggered upon the change of control. If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the notes. We cannot assure you that financing would be available to us on satisfactory terms, or at all.

The definition of change of control in the indenture governing the notes includes a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our and our subsidiaries’ properties and assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of notes may require us to make an offer to repurchase the notes as described above.

The trading prices for the notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading prices of the notes.

Changes in our credit rating may adversely affect your investment in the notes.

Our credit rating, any rating that may be assigned to the notes, and the credit ratings assigned to our outstanding debt, reflect the rating agencies’ assessments of our ability to make payments on our debt when due. Actual or anticipated changes or downgrades in our credit ratings or those of the notes if issued, including any announcement that our ratings are under further review for a downgrade, with respect to the issuance of the notes or our other outstanding debt could increase our corporate borrowing costs and affect the market value of your notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

A rating is not a recommendation to buy, sell or hold the notes, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. We cannot be sure that rating agencies will rate the notes or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the ratings once issued or to advise holders of the notes of any change in rating.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $988 million from the offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of the offering, together with available cash on hand, to refinance existing indebtedness and to pay fees and expenses in connection with the offering.

The Term Loan A-1, a portion of which will be repaid with the net proceeds of this offering, matures on February 27, 2023. Borrowings under the Term Loan A-1 currently bear interest at a rate per annum of 1.58% as of October 1, 2021. Certain of the underwriters and/or their affiliates are lenders under the Term Loan A-1 and will receive a portion of the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, long term debt including current portion of long-term debt and total shareholders’ equity as of October 1, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the Term Loan B-4 Prepayment (as defined below), the issuance of the notes offered hereby and the use of proceeds therefrom, and the refinancing.

The information in this table should be read in conjunction with “Summary— Summary Historical Consolidated Financial Data,” included in this prospectus supplement and our consolidated financial statements and related notes and condensed consolidated financial statements and related notes incorporated by reference therein.

	As of October 1, 2021
	Actual	As adjusted
	(in millions)
Cash and cash equivalents (1)	$3,290	$2,300
Long-term debt (including current portion of long-term debt):
1.50% convertible notes due 2024	1,100	1,100
4.75% senior unsecured notes due 2026	2,300	2,300
2029 notes offered hereby	—	500
2032 notes offered hereby	—	500
Variable interest rate Term Loan A-1 maturing 2023 (2) (3)	4,269	—
Variable interest rate Term Loan B-4 maturing 2023 (1) (3)	943	—
Variable interest rate Term Loan A-2 maturing 2027 (2) (3)	—	3,000
Revolving Credit Facility (2) (3) (4)	—	250
Total principal of long-term debt (including current portion of long-term debt)	8,612	7,650
Issuance costs and debt discounts	(91)	(107)
Total long-term debt (including current portion of long-term debt)	8,521	7,543

Total shareholders’ equity	11,361	11,356
Total capitalization	$19,882	$18,899

(1)	On October 22, 2021, we made a voluntary prepayment for the full principal amount of $943 million of our Term Loan B-4 using available cash on hand (“Term Loan B-4 Prepayment”).
(2)	On December 6, 2021, we provided notice of automatic release of the guarantees and collateral under the existing Credit Facilities.
(3)

We are launching a process to replace the entire tranche of the Term Loan A-1 with a new $3.0 billion Term Loan A-2 maturing in 2027. Assumes we will repay a portion of the existing Term Loan A-1 by drawing $250 million under our revolving credit facility. Entering into the Term Loan A-2 is subject to completion of definitive agreements as well as customary closing conditions, and is subject to market conditions. In addition, we expect to extend the maturity of the existing Revolving Credit Facility by approximately 4 years to a maturity date in 2027. See “Summary—Recent Developments.”

(4)	As of October 1, 2021, our borrowing capacity under the Revolving Credit Facility was approximately $2.25 billion.

DESCRIPTION OF NOTES

Western Digital Corporation (“Western Digital”) will issue $500,000,000 aggregate principal amount of 2.850% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 3.100% Senior Notes due 2032 (the “2032 Notes” and together with the 2029 Notes, the “Notes”) under an indenture to be dated the Issue Date (the “Indenture”) by and among Western Digital and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “we,” “us,” “our” and “Issuer” refer to Western Digital and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Notes and the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information.”

The registered holder will be treated as the owner of a Note for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes

The Notes will be:

•

unsecured senior obligations of the Issuer, ranking equally in right of payment with all future and existing senior obligations of the Issuer (including, after giving effect to the release of collateral thereunder, the Issuer’s obligations under the Credit Facilities, the 2026 Unsecured Notes and the 2024 Convertible Notes);

•	senior in right of payment to any future subordinated indebtedness of the Issuer;

•	effectively subordinated to all secured indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of the Issuer’s subsidiaries.

Principal, Maturity and Interest

We will initially issue up to $500,000,000 aggregate principal amount of the 2029 Notes and up to $500,000,000 aggregate principal amount of the 2032 Notes, in each case in minimum denominations of $2,000 and any greater integral multiple of $1,000. The 2029 Notes will mature on February 1, 2029 and the 2032 Notes will mature on February 1, 2032. We are permitted to issue more Notes under the Indenture in an unlimited aggregate principal amount (the “Additional Notes”); provided that any such Additional Notes of a series that are not issued either in a “qualified reopening” for U.S. federal income tax purposes, with no more than a de minimis amount of original issue discount or otherwise as part of the same “issue” for U.S. federal income tax purposes will have one or more separate CUSIP numbers from the other Notes of such series. The Notes and the Additional Notes of any series, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Notes,” references to the Notes of a series include any Additional Notes of such series actually issued.

Interest on the 2029 Notes will accrue at the rate of 2.850% per annum and will be payable semiannually in arrears on February 1 and August 1 commencing on February 1, 2022. Interest on the 2032 Notes will accrue at the rate of 3.100% per annum and will be payable in cash semiannually in arrears on February 1 and August 1 of each year commencing on February 1, 2022. We will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 and July 15.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes at our option.

Notice of any redemption of the Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event. In addition, if such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Issuer’s discretion, the redemption date may be delayed until such time (including, subject to the applicable procedures of DTC, more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will provide prompt written notice to the Trustee and the holders of the Notes prior to the close of business two Business Days prior to the redemption date rescinding such redemption and notice of redemption shall be rescinded and of no force or effect. Upon the Issuer’s written request given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on at the date specified in such written request or promptly after such time) forward such notice to the holders in the Issuer’s name and at the Issuer’s expense in the same manner in which the notice of redemption was given.

Prior to December 1, 2028, in the case of the 2029 Notes (the “2029 Notes Par Call Date”) and November 1, 2031, in the case of the 2032 Notes (the “2032 Notes Par Call Date” and together with the 2029 Notes Par Call Date, each referred to as a “Par Call Date”), we may redeem Notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus (x) 25 basis points, in the case of the 2029 Notes and (y) 25 basis points, in the case of the 2032 Notes less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem Notes of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error and the Trustee shall have no duty or obligation with respect to the calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption of a series of Notes, selection of the Notes of such series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair unless otherwise required by law or applicable stock exchange or depositary requirements, including the applicable procedures of DTC. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note of a series is to be redeemed in part only, the notice of redemption that relates to the Note of such series will state the portion of the principal amount of the Note of such series to be redeemed. A new Note of such series in a principal amount equal to the unredeemed portion of the Note of such series will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes of such series or portions thereof called for redemption.

No Sinking Fund; Open Market Purchases

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the caption “—Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market, through privately negotiated transactions, exchange offers or otherwise.

Ranking

The indebtedness evidenced by the Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsubordinated indebtedness, including, after giving effect to the automatic release of our collateral thereunder, our obligations under the Credit Facilities, the 2026 Unsecured Notes and the 2024 Convertible Notes. However, the indebtedness evidenced by the Notes will be effectively junior to all secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to the indebtedness and other liabilities of our Subsidiaries. As of October 1, 2021, we had approximately $7.65 billion of Debt on an as adjusted basis after giving effect to the Transactions, Term Loan B-4 Prepayment and the automatic release of the collateral under the Credit Facilities, none of which is secured Debt. See “Capitalization.”

The Indenture contains no limitations on the amount of additional indebtedness that we or our Subsidiaries may incur and therefore the amount of such indebtedness could be substantial and, subject to the limitations set forth in the covenant described under “—Certain Covenants—Limitation on Liens,” such indebtedness may be secured indebtedness. Moreover, the Indenture does not impose any limitation on the incurrence by us or our Subsidiaries of liabilities that are not considered indebtedness under the Indenture.

A substantial portion of our operations are conducted through our Subsidiaries. Our existing and future Subsidiaries will not be required to guarantee the Notes. Claims of creditors of our Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by our Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including the holders. Accordingly, the Notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries. As of October 1, 2021, and on an as adjusted basis after giving effect to the Transactions and the automatic release of collateral under the Credit Facilities, our Subsidiaries did not have Debt.

Change of Control Triggering Event

Within 30 days following the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem all the Notes of such series as described under “—Optional Redemption,” each holder shall have the right to require that the Issuer make an offer to purchase such holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to but excluding the date of purchase.

If the Change of Control purchase date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control purchase date will be paid on the Change of Control purchase date to the Person in whose name a Note is registered at the close of business on such record date.

Within 30 days following the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem all the Notes of such series as described under “—Optional Redemption,” we will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)

that a Change of Control Triggering Event has occurred and that such holder has the right to require us to purchase such holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but excluding the date of purchase;

(2)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(3)	the instructions, as determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or if the Issuer has exercised its option to redeem all the Notes of such series pursuant to the provisions described under “—Optional Redemption.”

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional secured indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Liens.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors, including in connection with a proxy contest.

The Credit Agreement provides that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the purchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer. In such case, the notice shall state that, in the Issuer’s (or such third party offeror’s) discretion, the Change of Control purchase date may be delayed until such time as the Change of Control Triggering Event shall have occurred, or such repurchase may not occur and such notice may be rescinded in the event that the Change of Control Triggering Event shall not have occurred by the Change of Control purchase date, or by the Change of Control purchase date as so delayed.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes of any series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes of such series.

For purposes of this discussion of a repurchase of the Notes of any series following a Change of Control Triggering Event:

A “Change of Control” means the occurrence of any of the following:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer; or

(2)

the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least 50% of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (x) the Issuer becomes a direct or indirect wholly-owned Subsidiary of another Person and (y) (i) the shares of the Issuer’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following that transaction, no Person (other than a Person satisfying the requirements of this clause) is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Person, and (b) the entry into one or more agreements that, upon consummation of the transactions contemplated thereon would constitute a Change of Control, do not constitute a Change of Control until such consummation.

Certain Covenants

Consolidation, Merger, Sale or Conveyance

The Indenture will provide that the Issuer may not (i) consolidate with or merge into any other entity or (ii) convey, transfer or lease all or substantially all of the properties and assets of the Issuer and its subsidiaries taken as a whole, unless:

(1)

the Issuer is the successor entity, or the successor or transferee entity, if other than the Issuer, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding Notes and the performance of every covenant and obligation in the Indenture to be performed or observed by the Issuer;

(2)

immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)

the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Issuer or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer (but not lease), the successor entity will succeed to and be substituted for the Issuer as obligor on the Notes, with the same effect as if it had been named in the Indenture as the Issuer, and the Issuer will be released from all obligations and covenants applicable under the Indenture and the Notes.

The phrase “all or substantially all,” as used with respect to our assets, is subject to interpretation under applicable law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” our assets has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Limitation on Liens

The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any Debt secured by a Lien (except Permitted Liens) upon (a) any Principal Property of the Issuer or such Subsidiary, or (b) any shares of Capital Stock or other securities issued by any Subsidiary of the Issuer and owned by the Issuer or any Subsidiary of the Issuer, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Notes then outstanding under the Indenture are secured equally and ratably with or, at the option of the Issuer, prior to such Debt so long as such Debt shall be so secured.

Notwithstanding the restrictions described above, the Issuer and any Subsidiaries of the Issuer may create, incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Notes then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (excluding, for the purposes of determining such amount, any Debt (or any guarantee thereof) secured by Permitted Liens) plus all Attributable

Debt of the Issuer and the Subsidiaries of the Issuer in respect of Sale/Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under, in each case without duplication, clauses (1)-(4) of the first sentence of the first paragraph under “—Limitation on Sale/Leaseback Transactions” below) would not exceed at any one time outstanding the greater of (x) $1,688 million and (y) 15% of Consolidated Net Tangible Assets. The Issuer or any of its Subsidiaries also may, without equally and ratably securing the Notes, extend, renew, substitute, replace, refinance or refund any Debt secured by Liens permitted pursuant to the preceding sentence; provided that any Debt incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 270 days of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations) of the Debt secured by Liens being extended, renewed, substituted, replaced, refinanced or refunded and the outstanding amount of Debt incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of the Debt secured by Liens being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding.

For purposes of calculating compliance with the foregoing covenant, in no event will the amount of any Debt or Liens securing any Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Debt and despite the fact such Debt is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Issuer and its Subsidiaries securing any Debt, the amount of such Debt secured shall only be included once for purposes of such calculations).

Limitation on Sale/Leaseback Transactions

The Issuer will not, and will not permit any Subsidiary of the Issuer to, enter into any Sale/ Leaseback Transaction with respect to any Principal Property unless:

(1)	the Sale/Leaseback Transaction is solely with the Issuer or another Subsidiary of the Issuer;

(2)	the lease is for a period not in excess of 36 months (or which may be terminated by the Issuer or such Subsidiary), including renewals;

(3)

the Sale/Leaseback Transaction was entered into prior to the Issue Date or the Issuer or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in the definition of “Permitted Liens,” without equally and ratably securing the Notes then outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4)

the Issuer or such Subsidiary within 365 days after the sale of such Principal Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to (a) the retirement of Notes, other Debt of the Issuer ranking on a parity with the Notes (or the Guarantees of the Notes) or Debt of a Subsidiary of the Issuer, (b) the purchase, construction, development, expansion or improvement of Principal Property; or (c) a combination thereof; or

(5)

(a) the Attributable Debt of the Issuer and Subsidiaries of the Issuer in respect of such Sale/ Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this sentence), plus

(b) the aggregate principal amount of Debt secured by Liens on Properties then outstanding (excluding, for the purposes of determining such amount, any such Debt secured by Permitted Liens) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes),

(c) in each case without duplication, not exceed at any one time outstanding the greater of (x) $1,688 million and (y) 15% of Consolidated Net Tangible Assets.

SEC Reports

As long as the Notes are outstanding, the Issuer shall file with the Trustee, within 15 days after the Issuer has filed the same with the SEC, copies of the annual reports and of the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Issuer may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that the electronic filing of the foregoing reports by the Issuer on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The Issuer shall also comply with the other provisions of TIA § 314(a), to the extent applicable.

Delivery of any reports, information and documents to the Trustee will be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee will be entitled to rely exclusively on Officer’s Certificates).

Defaults

Each of the following is an “Event of Default” with respect to Notes of any series under the Indenture:

(1)	a default in the payment of interest on the Notes of such series when due, continued for 30 days;

(2)	a default in the payment of principal of any Note of such series when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Issuer to comply with its obligations under “—Certain Covenants—Consolidation, Merger, Sale or Conveyance” and such failure continues for a period of 60 days;

(4)	the failure by the Issuer or any Guarantor, as the case may be, to comply for 90 days after notice with any of its obligations in the covenant described above under “—Certain Covenants—SEC Reports”;

(5)	the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(6)

Debt of the Issuer, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $500.0 million (the “cross acceleration provision”);

(7)	certain events of bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary (the “bankruptcy provisions”); or

(8)

any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $500.0 million is entered against the Issuer, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 30 days after notice (the “judgment default provision”).

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of the outstanding Notes of such series notify the Issuer (with a copy to the Trustee if given by the holders) of the default and the Issuer does not cure such default within the time specified after receipt of such notice. Any default for the failure to deliver any report within the time periods prescribed in the covenant described under “—Certain Covenants—SEC Reports” or to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest, if any, and premium, if any, on all the Notes to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest (and premium, if any) on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes of such series unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and then only to the extent required by the terms of the Indenture. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of any Note may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee in writing to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes of a given series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to each holder of the Notes notice of the Default within 90 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, interest or premium on any Note of a given series, the Trustee may withhold notice if it determines that withholding notice is not opposed to the interest of the holders of the Notes of such series. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the Issuer obtains knowledge of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with respect to a series of Notes, with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding affected by such amendment (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions with respect to any series of Notes may also be waived with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding. However, without the consent of each holder of an outstanding Note of a particular series affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes of such series whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note of such series;

(3)	reduce the principal of or extend the Stated Maturity of any Note of such series;

(4)	change the optional redemption prices or calculations of Notes of such series from those described under “—Optional Redemption”;

(5)	make any Note of such series payable in money other than that stated in such Note of such series;

(6)	institute suit for the enforcement of any payment on or with respect to such holder’s Notes of such series;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(8)	make any change in the ranking or priority of any Note of such series that would adversely affect the holders.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Issuer and Trustee may amend or supplement the Indenture:

(1)	to cure any ambiguity, omission, defect, mistake or inconsistency, as determined in good faith by us;

(2)	to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under the Indenture;

(3)

to provide for uncertificated Notes of any series in addition to or in place of certificated Notes of such series (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	to add guarantees with respect to the Notes of any series, or to secure such Notes;

(5)

to add to the covenants or other obligations of the Issuer or any Subsidiary for the benefit of the holders of the Notes of any series or to surrender any right or power conferred upon the Issuer or any Subsidiary;

(6)

to make any change that would provide additional rights or benefits to the holders, or that does not materially adversely affect the rights of any holder of the Notes, as determined in good faith by us;

(7)	to comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the text of the Indenture or the Notes to any provision of this “Description of Notes,” as determined in good faith by us;

(9)	to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes;

(10)

to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes of any series, or, if incurred in compliance with the Indenture, Additional Notes of any series; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by us; or

(11)	to provide for the issuance of Additional Notes of any series in accordance with the terms of the Indenture.

The consent of the holders of the Notes of any series is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations of any series discharged with respect to the Indenture and the outstanding Notes of such series issued under the Indenture (“legal defeasance”) except for:

(1)	the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes of such series when such payments are due, solely out of the trust referred to below;

(2)

the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the Indenture.

The Issuer at any time may be released from its obligations described under “—Change of Control Triggering Event” and under the covenants described under “—Certain Covenants” (other than “—Consolidation, Merger, Sale or Conveyance”) (“covenant defeasance”) with respect to a series of Notes.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option of such series, an Event of Default specified in clause (3), clause (4), clause (5), clause (7) (other than with respect to the Issuer) or clause (8) under “—Defaults” above, in each case, shall not constitute an Event of Default.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the relevant series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2)

in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound;

(5)

the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

Satisfaction and Discharge

The Indenture will be discharged, and will cease to be of further effect as to a series of Notes, when either:

(1)

all Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)

(a) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee if Government Securities are delivered, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by the Issuer under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as registrar and paying agent and DTC custodian with regard to the Notes. The Issuer may from time to time conduct other banking transactions, including lending transactions, or maintaining deposit accounts with U.S. Bank National Association in the ordinary course of business.

If the Trustee becomes a creditor of the Issuer, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer (other than in respect of the Notes) under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law; Jury Trial Waiver

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will provide that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party to the Indenture will submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Indenture will provide that the Issuer and the Trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein.

“2024 Convertible Notes” means the 1.50% Convertible Senior Notes of Western Digital due 2024.

“2026 Unsecured Notes” means the 4.750% Senior Notes of Western Digital due 2026.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the weighted average interest rate borne by the Notes of each series, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights).

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board of Directors, unless otherwise noted.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City or place of payment on the Notes.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Charges” means any charge, expense, cost, accrual or reserve of any kind.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common shares or other equivalents or interests in (however designated) equity of the Issuer or any direct or indirect parent company.

“Consolidated Net Tangible Assets” means the Issuer’s Total Assets, less net goodwill and other intangible assets, less total current liabilities, all as shown on the most recently prepared consolidated balance sheet of the Issuer as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

“Credit Agreement” means that certain Credit Agreement dated as of April 13, 2016 (as further amended, amended and restated, supplemented or otherwise modified from time to time), among the Issuer, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and any agreement (and related document) governing Debt incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or a successor Credit Agreement.

“Credit Facilities” means (a) one or more debt facilities (including the Credit Agreement or any other credit facility), commercial paper facilities, securities purchase agreements, indentures, fiscal agency agreements, any letter of credit facility or similar agreements or any other financing agreement or arrangement, in each case, with agents, banks or other lenders, investors, trustees or fiscal agents providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) letters of credit, the issuance of securities or other long-term indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and (b), any amendments, restatements, replacements (whether upon or after termination or otherwise), refinancings, refundings, supplements, modifications, extensions, renewals or other modifications thereof (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any one or more of the foregoing that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that any such increase in borrowings or issuances is permitted under “Certain Covenants—Limitation on Liens”) or that add additional borrowers or guarantors thereunder, and whether with the same or any other agent, trustee, fiscal agent, lender, investor, holder or group of agents, trustees, fiscal agents, lenders, investors or holders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Debt” means any indebtedness for borrowed money. For the avoidance of doubt, Debt only includes indebtedness for the repayment of money borrowed, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise. Notwithstanding the foregoing, the term “Debt” excludes any indebtedness of the Issuer or any of Issuer’s Subsidiaries owing to the Issuer or a Subsidiary of Issuer.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)

matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the day that is 91 days after the earlier of the Stated Maturity of the Notes or the date the Notes are no longer outstanding; provided, however, that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable prior to such date will be deemed to be Disqualified Stock and (y) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring on or prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)

the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Change of Control Triggering Event”; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Investors Services, Inc. or any successors to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Notwithstanding the foregoing, only those leases and obligations that would constitute capital leases prior to the implementation of Accounting Standards Codification 842, Leases, will be considered to be capital leases for purposes of all financial definitions, covenants and calculations for purposes of the Indenture.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the United States or the United States.

“Guarantee” means a guarantee by a Guarantor of the Issuer’s obligations with respect to the Notes.

“Guarantor” means each Subsidiary that executes a supplemental indenture providing its Guarantee pursuant to the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) with a stable outlook by S&P and BBB- (or the equivalent) with a stable outlook by Fitch.

“Issue Date” means December 10, 2021, the original date of issuance of the Notes.

“Lien” means, with respect to any real, tangible, intangible or mixed property or asset of any Person, any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of such real, tangible, intangible or mixed property or asset, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel who is reasonably satisfactory to the Trustee.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation or in connection with old age benefits, social security obligations, statutory obligations or other similar charges (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations), in connection with bids, tenders, contracts or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or pledges or deposits to secure the performance of bids, trade contracts, leases, surety or appeal bonds, performance bonds or similar instruments (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations) to which such Person is a party, or deposits as security for the payment of rent, in each case incurred in the ordinary course of business;

(2)

carriers’, warehousemen’s and mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, in each case for sums not overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any indebtedness and are not subject to restrictions on access by such Person in excess of those required by applicable banking regulations;

(3)

Liens for taxes not yet due and payable and Liens (or deposits as security) for taxes, which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided for in accordance with GAAP;

(4)

Liens in favor of issuers of customs, stay, performance, bid, appeal or surety bonds, completion guarantees or letters of credit and other obligations of a like nature issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Hedging Obligations;

(7)	Liens incurred to secure cash management services in the ordinary course of business;

(8)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(9)

Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Issuer or any Subsidiary in connection with any letter of intent or purchase agreement in connection with a transaction permitted under the Indenture;

(10)

Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by such Person in the ordinary course of business or consignments entered into in connection with any transaction otherwise permitted under the Indenture;

(11)	interests or title of, or Lien securing interests of, a lessor, sublessor, licensor or sublicensor under a lease entered into by the Issuer or any Subsidiary in the ordinary course of business;

(12)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Subsidiaries in the ordinary course of business;

(13)	Liens arising under any Permitted Receivables Financing;

(14)

leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Issuer and the Subsidiaries, taken as a whole, or secure any indebtedness;

(15)

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; encumbrances or restrictions set forth in the organizational documents (or any related joint venture, shareholders’ or similar agreement) of any non-wholly owned Subsidiary or any Person that is not a Subsidiary in respect of their respective Capital Stock;

(16)	ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(17)

licenses, sublicenses, covenants not to sue or other grants of rights to intellectual property rights granted (i) in the ordinary course of business or (ii) in the reasonable business judgment of the Issuer or the Subsidiaries in the conduct of its business (including in the settlement of litigation or entering into cross-licenses);

(18)

any zoning, building or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Issuer and its Subsidiaries, taken as a whole; and

(19)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry;

(20)

Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Issuer or any of its Subsidiaries in the ordinary course of business;

(21)

Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(22)	Liens on any property existing at the time of the acquisition thereof;

(23)

Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or a Subsidiary of the Issuer or at the time of a sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to the Issuer or a Subsidiary of the Issuer; provided that any such Lien does not extend to any property owned by the Issuer or any Subsidiary of the Issuer immediately prior to such amalgamation, merger, consolidation, sale, lease or disposition;

(24)	Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuer;

(25)	Liens in favor of the Issuer or a Subsidiary of the Issuer;

(26)

(x) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt in an aggregate principal amount not to exceed $650 million incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement and accessions thereto and improvements thereon; and (y) Liens securing any extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien referred to in the foregoing clause (x); provided that any Lien created or incurred in connection with such extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by the Lien referred to in the foregoing clause (x) and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by the foregoing clause (x) shall not exceed the principal amount of such Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(27)

Liens existing on the Issue Date (excluding, for the avoidance of doubt, the Credit Facilities which will not be secured by any Liens as of the Issue Date given the automatic release of the Collateral) or Liens securing an extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by any such Lien existing on the Issue Date, or referred to in clauses (22)-(24) of this definition of “Permitted Liens”; provided that any Lien created or incurred in connection with such extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by a Lien referred to in clauses (22)-(24) above and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (22)-(24) above shall not exceed the principal amount of such Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; and

(28)	Liens incurred in the ordinary course of business securing Debt with an aggregate principal amount at any time outstanding not to exceed $200 million.

For purposes of the foregoing definition, in the event that any Lien meets the criteria of more than one of the types of Liens described above, the Issuer, in its sole discretion, will classify, and may reclassify, such Liens and only be required to include the amount and type of such Liens in one of the numbered paragraphs above or the immediately preceding paragraph, and Liens may be divided and classified and reclassified into more than one of the types of Liens described above.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any Subsidiary pursuant to which it sells, conveys or contributes to capital or otherwise transfers (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), all of which such sales, conveyances, contributions to capital or transfers shall be made by the transferor for fair value as reasonably determined by the Issuer (calculated in a manner typical for such transactions including a fair market discount from the face value of such Receivables) (a) to a trust, partnership, corporation or other Person (other than the Issuer or any Subsidiary (other than any Receivables Financing Subsidiary)), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Debt, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than the Issuer or any Subsidiary), it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Financing Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Debt incurred by the Receivables Financing Subsidiary), and all such transfers, pledges and Debt incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such Subsidiary (other than any Receivables Financing Subsidiary) or the Issuer (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the Capital Stock in and other securities of any other Person), except such as the Issuer’s Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Issuer and its Subsidiaries taken as a whole) not to be material to the business of the Issuer and its Subsidiaries, taken as a whole.

“Rating Agencies” means S&P, Moody’s and Fitch or any successor to the respective rating agency business thereof.

“Rating Event” means (1) the ratings of the Notes are lowered by each of the Rating Agencies and (2) the Notes are rated below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to or concurrently with a public announcement) and are rated below an Investment Grade Rating by each of the Rating

Agencies on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (1) commences on the earlier of (x) the date of the first public announcement of the occurrence of a Change of Control or the intention of the Issuer to effect a Change of Control and (y) the occurrence of such Change of Control and (2) ends 60 days following the consummation of such Change of Control.

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). The Trustee shall not have any obligation to monitor the occurrence or dates of any Rating Event and may rely conclusively on such Officer’s Certificate related to such Change of Control Triggering Event. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Rating Event.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Receivables Financing Subsidiary” means any wholly owned Subsidiary of the Issuer formed solely for the purpose of, and that engages only in, one or more Permitted Receivables Financings.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to a Principal Property owned by the Issuer or a Subsidiary of the Issuer on the Issue Date or thereafter acquired by the Issuer or a Subsidiary of the Issuer whereby the Issuer or a Subsidiary of the Issuer transfers such property to a Person and the Issuer or the Subsidiary of the Issuer leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Issuer that would be a “significant subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Total Assets” means, as of any date of determination, the total assets of the Issuer and its Subsidiaries as shown on the most recently prepared consolidated balance sheet of the Issuer as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

“Term Loan B-4 Prepayment” means the voluntary prepayment made on October 22, 2021 for the full principal amount of $943 million of the Issuer’s Term Loan B-4 using available cash on hand.

“Transactions” means the offering of the Notes, the refinancing (as defined in “Summary—Recent Developments”) and the payment of all fees and expenses related thereto.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with notes held as capital assets and acquired upon original issuance at their issue price (the first price at which a substantial amount of the applicable series of notes is sold for money to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks and other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or other pass-through entities for U.S. federal income tax purposes or investors therein, U.S. expatriates, U.S. holders (as defined below) who hold notes through non-U.S. brokers or other non-U.S. intermediaries, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, any U.S. federal tax law other than income tax laws (e.g., estate or gift tax law), the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the notes. A “Non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, foreign estate or foreign trust that is not a U.S. holder.

U.S. Holders

Payments of Interest. Payments of stated interest will be taxable to a U.S. holder as ordinary income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the notes are issued with OID in an amount at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, as it accrues under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note will generally equal the cost of the note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “—FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption, provided that (i) the Non-U.S. holder properly certifies as to its non-U.S. status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own stock possessing 10% or more of the total combined voting power or value of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

If all of these conditions are not met, interest on the notes paid to a Non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate unless an applicable income tax treaty provides otherwise and the Non-U.S. holder claims the benefit of such treaty by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, retirement, redemption or other taxable disposition of notes.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution or certain other foreign entities that are not FATCA compliant. In order to be treated as FATCA compliant, a beneficial owner or intermediary must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.

Documentation that beneficial owners or intermediaries provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about such person’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or Non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc. are acting as representatives (together, the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal amount of 2029 notes	Principal Amount of 2032 notes
BofA Securities, Inc.	$100,000,000	$100,000,000
J.P. Morgan Securities LLC	100,000,000	100,000,000
MUFG Securities Americas Inc.	45,300,000	45,300,000
Mizuho Securities USA LLC	40,500,000	40,500,000
RBC Capital Markets, LLC	40,500,000	40,500,000
Wells Fargo Securities, LLC	40,500,000	40,500,000
SMBC Nikko Securities America, Inc.	19,700,000	19,700,000
BNP Paribas Securities Corp.	18,000,000	18,000,000
Citigroup Global Markets Inc.	15,500,000	15,500,000
HSBC Securities (USA) Inc.	15,500,000	15,500,000
TD Securities (USA) LLC	15,500,000	15,500,000
Truist Securities, Inc.	15,500,000	15,500,000
PNC Capital Markets LLC	13,000,000	13,000,000
Siebert Williams Shank & Co., LLC	10,000,000	10,000,000
U.S. Bancorp Investments, Inc.	3,300,000	3,300,000
BBVA Securities Inc.	2,400,000	2,400,000
Fifth Third Securities, Inc.	2,400,000	2,400,000
Scotia Capital (USA) Inc.	2,400,000	2,400,000
Total	$500,000,000	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement, if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters may offer and sell notes through certain of their affiliates.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We expect that the delivery of the notes will be made against payment therefor on or about December 10, 2021, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, underwriters who wish to trade notes more than two business days prior to December 10, 2021 will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Underwriters of the notes who wish to trade the notes during such period should consult their advisors.

Commissions and Discounts

The Representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus. After the initial offering, the public offering price or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their respective affiliates.

The following table shows the underwriting discounts and commissions to be paid by us to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per 2029 note	0.625%

Per 2032 note	0.650%

The expenses of the offering, not including the underwriting discount, are estimated at $3.5 million and are payable by us. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.

New Issues of Notes

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

In the underwriting agreement, we have agreed that we will not offer or sell any of our debt securities (other than the notes offered pursuant to this prospectus supplement) for a period of 60 days after the date of this prospectus without the prior consent of the Representatives.

Short Positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the Representatives of this offering, serves as the administrative agent and collateral agent, and certain of the underwriters and/or their respective affiliates serve as lead arrangers, joint bookrunners, co-syndication agents and/or lenders, in each case, under our senior credit facilities and have received, and may in the future receive, customary fees for such roles. As a result of both of these roles, such underwriters and/or such affiliates have received, or may in the future, receive customary fees and commissions for such transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Conflicts of Interest

As described in “Use of Proceeds,” we intend to use portions of the net proceeds from this offering to repay outstanding borrowings under our Term Loan A-1. Because certain of the underwriters and/or their affiliates are lenders under the Term Loan A-1, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Notice of Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to prospective investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) as amended or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of sales to UK retail investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of “retained EU law”, as defined in the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Rule 2.3 (Offered Securities Rules) of the Markets Rules (MKT) VER15/07-19 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. This prospectus supplement relates to an Exempt Offer, which is not subject to any form of regulation or approval by the DFSA. The DFSA has no responsibility for reviewing or verifying any prospectus or documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

No notes have been offered or sold or delivered, and no notes may be offered or sold or delivered in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and in the manner as permitted under the SFO or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”); or in other circumstances which would not result in this prospectus supplement constituting a “prospectus” as defined in the C(WUMP)O or which would not constitute an offer or invitation to the “public” within the meaning of the SFO. No document, invitation, offer or advertisement relating to the notes has been issued, circulated or distributed or has been in the possession of any person for the purpose of issue, circulation or distribution, or may be issued, circulated or distributed or may be in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the SFO or the C(WUMP)O.

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

In connection with Section 309B of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the notes, the notes have been classified as, and all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes have been classified as, capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor,

securities and securities-based derivative contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor or to a relevant person, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4) (i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

Singapore SFA Product Classification. Solely for the purposes of our obligations pursuant to Section 309B(1)(A) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations.

LEGAL MATTERS

The legality of the notes offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Western Digital Corporation and subsidiaries as of July 2, 2021 and July 3, 2020, and for each of the years in the three-year period ended July 2, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of July 2, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended July 2, 2021 filed with the SEC on August 27, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended October 1, 2021 filed with the SEC on November 4, 2021;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2021 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended July 2, 2021;

•	our Current Report on Form 8-K filed with the SEC on November 18, 2021 and November 19, 2021; and

•

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on August 27, 2021, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Corporate Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

WESTERN DIGITAL CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Guarantees of Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be fully and unconditionally guaranteed by our subsidiary, Western Digital Technologies, Inc., on a subordinated or unsubordinated, secured or unsecured basis; and

•	warrants to purchase debt or equity securities.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, together with any documents we incorporate by reference, carefully before you invest.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common stock will be listed on any securities exchange. Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “WDC.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. See “Risk Factors” beginning on page 3 and carefully consider the discussion of risk and uncertainties described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated August 27, 2021

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, preferred stock, debt securities (including any guarantees thereof) and warrants that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 24 for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company” and “Western Digital” are references to Western Digital Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only Western Digital Corporation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	consumer trends and market conditions, market opportunities and our market position;

•	expectations regarding the effects of the COVID-19 pandemic and measures intended to reduce its spread;

•	expectations regarding our Flash Ventures joint venture with Kioxia Corporation, the flash industry and our flash wafer output plans;

•	product synergies and our product plans and business strategies;

•	expectations regarding pricing trends and conditions for our products;

•	expectations regarding our cost saving initiatives;

•	expectations regarding our product development and technology plans;

•	expectations regarding the outcome of legal proceedings in which we are involved;

•	our reinvestment in the business and ongoing deleveraging efforts;

•	our share repurchase program and resumption of our quarterly cash dividend policy;

•	expectations regarding the repatriation of funds from our foreign operations;

•	our beliefs regarding tax benefits and the timing of future payments, if any, relating to the unrecognized tax benefits, and the adequacy of our tax provisions;

•	expectations regarding capital investments and sources of funding for those investments; and

•	our beliefs regarding the sufficiency of our available liquidity to meet our working capital, debt and capital expenditure needs.

These forward-looking statements are based on information available to the Company as of the date of this prospectus and are based on management’s current views and assumptions. They are conditioned upon and involve a number of risks, uncertainties and other factors that could cause actual results or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	future responses to and effects of the COVID-19 pandemic;

•	volatility in global economic conditions;

•	impact of business and market conditions;

•	impact of competitive products and pricing;

•	our development and introduction of products based on new technologies and expansion into new data storage markets;

•	risks associated with cost saving initiatives, restructuring, acquisitions, divestitures, mergers, joint ventures and our strategic relationships;

•	difficulties or delays in manufacturing or other supply chain distributions;

•	hiring and retention of key employees;

•	our substantial level of debt and other financial obligations;

•	changes to our relationships with key customers;

•	disruptions in operations from cyberattacks or other system security risks;

•	actions by competitors;

•	risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and

•	the documents referred to in “Where You Can Find More Information” on page 24 for information about us, including our financial statements.

You are urged to carefully review the disclosures we make concerning these risks and review the additional disclosures we make concerning material risks and other factors that may affect the outcome of our forward-looking statements and our business and operating results, including those made on page 3 of this prospectus, in Part I, Item 1A of our 2021 Annual Report on Form 10-K, and any of those made in our other reports filed with the SEC, including under “Risk Factors” in Item 1A of subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that may from time to time amend, supplement or supersede the risks and uncertainties disclosed in the 2021 Annual Report on Form 10-K. You are cautioned not to place undue reliance on the forward-looking statements included in this prospectus, which speak only as of the date of this document. We do not intend, and undertake no obligation, to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

WESTERN DIGITAL CORPORATION

Western Digital Corporation is a leading developer, manufacturer, and provider of data storage devices and solutions that address the evolving needs of information technology and the infrastructure that enables the proliferation of data in virtually every industry. We create environments for data to thrive. We are driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data.

Founded in 1970 in Santa Ana, California, Western Digital Corporation is now a Standard & Poor’s 500 company headquartered in San Jose, California. We have one of the technology industry’s most valuable patent portfolios with approximately 13,700 active patents worldwide. We have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets and broad research and development capabilities. The unabated growth in amount, value, and use of data continues, creating a global need for a larger, faster and more capable storage infrastructure.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. Wherever data needs to be stored and accessed - from consumer devices such as cameras, drones and virtual reality headsets, to the most complex data centers - Western Digital is there. We enable cloud, Internet, and social media infrastructure players to build more powerful, cost effective and efficient data centers. We help original equipment manufacturers address storage opportunities and solutions to capture and transform data in myriad devices and edge technologies. We have also built strong consumer brands with tools to manage fast-accumulating libraries of personal content.

To increase focus, drive innovation and improve execution, we have recently structured our operations with dedicated leadership of our two broad categories of technology: hard disk drives, which are based on rotating magnetic technology, and flash-based memory (“flash”), which is a semiconductor technology. We continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

Our principal executive office is located at 5601 Great Oaks Parkway, San Jose, California 95119, and the telephone number of our principal executive office is (408) 717-6000.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 24.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

Obligor Group Summarized Financial Information

In this section, the term “Company” refers solely to Western Digital Corporation (and not to any of its affiliates, including subsidiaries). The debt securities that may be issued by the Company may be fully and unconditionally guaranteed, jointly and severally, on a secured or unsecured, subordinated or unsubordinated basis, subject to certain customary guarantor release conditions, by our 100% owned domestic subsidiary, Western Digital Technologies, Inc. (“Guarantor” and, together with the Company, the “Obligor Group”). The other subsidiaries of the Company (the “non-guarantor subsidiaries”) will not guarantee any debt securities we may issue and, accordingly, we are not registering for possible issuance any guarantees of the Company’s debt securities by the non-guarantor subsidiaries. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the Guarantor may offer, see the information under the heading “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The Company conducts operations almost entirely through its subsidiaries. Accordingly, the Obligor Group’s cash flow and ability to service any guaranteed registered debt securities will depend on the earnings of the Company’s subsidiaries and the distribution of those earnings to the Obligor Group, including the earnings of the non-guarantor subsidiaries, whether by dividends, loans or otherwise. Holders of the guaranteed registered debt securities will have a direct claim only against the Obligor Group.

The following tables include summarized financial information for the Obligor Group. The information for the Obligor Group is presented on combined basis, excluding intercompany balances and transactions between the Company and the Guarantor and excluding investments in and equity in the earnings of non-guarantor subsidiaries. The Obligor Group’s amounts due from, amounts due to, and transactions with non-guarantor subsidiaries have been presented in separate line items.

The assets and liabilities of the Obligor Group included the following as of July 2, 2021 (in millions):

Current assets (excluding net intercompany receivable from non-guarantor subsidiaries)	$2,898
Noncurrent assets	1,903
Net intercompany receivable/(payable) to non-guarantor subsidiaries	(463)
Current liabilities	2,325
Noncurrent liabilities	9,726

The operating results of the Obligor Group included the following for the fiscal year ended July 2, 2021 (in millions):

Net sales	$12,378
Gross profit	1,861
Operating income	142
Net income	377

Results for the Obligor Group for the fiscal year ended July 2, 2021 include the following transactions with non-guarantor subsidiaries (in millions):

Intercompany revenue	$5,190
Net intercompany interest expense	23
Intercompany dividends	528

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, and repurchasing our common stock.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”).

Authorized Capitalization

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, par value $0.01 per share; and

•	5,000,000 shares of preferred stock, par value $0.01 per share.

As of August 18, 2021, 308,748,049 shares of our common stock were outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock will be entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by the Company’s Board of Directors (our “Board”) out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of the Company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of our common stock will entitle the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of our common stock will possess the exclusive voting power. The holders of our common stock will not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of our capital stock. Our Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected.

Holders of shares of our common stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. The rights, preferences and privileges of holders of our common stock will be subject to the terms of any series of preferred stock which the Company may issue in the future. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effect of Our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include provisions, summarized below, that are intended to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of the Company to first negotiate with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Special Stockholder Meetings

Under our Bylaws, only our Board, the Chairman of the Board or our Chief Executive Officer may call special meetings of stockholders. Stockholders do not have the authority to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our stockholders must comply with advance notice procedures set forth in our Bylaws to bring business before or nominate directors for election at a meeting of stockholders. A stockholder (or group of up to 20 stockholders) who has held at least 3% of our common stock for at least three years must also satisfy and comply with additional requirements set forth in our Bylaws to nominate and have any director nominee (generally not exceeding the greater of (i) two director nominees or (ii) 20% of the number of directors on the Board, rounded down to the nearest whole number) included in our proxy materials.

Elimination of Stockholder Action by Written Consent

The Delaware General Corporation Law (the “DGCL”) permits stockholder action by written consent unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.

Authorized but Unissued Shares

Subject to the requirements of The Nasdaq Stock Market LLC and other applicable law, our authorized but unissued shares of common stock may be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Provisions in Certificate of Incorporation and Bylaws

Our Certificate of Incorporation may be amended in accordance with Delaware law. Our Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be adopted, (i) by our Board, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of our Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum

Under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware (the “Delaware Exclusive Forum Provision”). In addition, under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Federal Forum Provision”). Under our Bylaws and to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Exclusive Forum Provision and the Federal Forum Provision.

The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act of 1933, as amended (“Securities Act”), or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions in our Bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Listing of Common Stock

Our common stock is traded on the The Nasdaq Stock Market LLC under the symbol “WDC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

Our Board has the authority, within the limitations and restrictions stated in our Certificate of Incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “Western Digital” refer solely to Western Digital Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank National Association, as trustee, as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•

whether debt securities are entitled to any guarantee of Western Digital Technologies, Inc. or any other subsidiary guarantors and the identity of any such other subsidiary guarantors for that series and the terms of such guarantee;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to the events of default or covenants with respect to securities of the series, or any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The debt securities, if senior secured debt securities, will be our direct, unconditional and unsubordinated secured obligations and will rank pari passu with all of our other secured senior obligations. The debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of such subordination of the subordinated debt securities will be described below under “–Additional Provisions Applicable to Subordinated Debt Securities – Subordination of Subordinated Debt Securities,” or as described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

Our wholly-owned subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future, on a secured or unsecured, subordinated or unsubordinated basis. The terms of any such guarantee will be described in the prospectus supplement applicable to the relevant series of guaranteed debt securities. We may also file one or more post-effective amendments to our registration statement to add additional subsidiary guarantors other than Western Digital Technologies, Inc.

Consolidation, Merger and Sale of Assets

The indenture provides neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we or the subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers or those of such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees.

The term “significant subsidiaries” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to (i) 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the debt securities of that series from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the debt securities of that series will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure our obligations in respect of the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct any defect, mistake or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantors will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (the “DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	an event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. U.S. Bank National Association is also the trustee under certain indentures under which our senior debt securities have been issued.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our or any subsidiary guarantor’s past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture is, and the debt securities of each series will be, governed by and construed in accordance with the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under a subordinated indenture (the “subordinated indenture”) to be entered into between us and U.S. Bank National Association, as trustee and will be subordinate in right of payment to certain other indebtedness as described below under “Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” will be defined in the subordinated indenture as, with respect to any “person” (as defined in the subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•

obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•

obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•

renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bulletpoints of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES

Our subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The applicable prospectus supplement will describe the terms of any such guarantee by Western Digital Technologies, Inc., including whether such guarantees (i) are secured or unsecured, (ii) are subordinated or unsubordinated or (iii) may be amended, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	any other method permitted by applicable law.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities, if a fixed priced offering, and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, as applicable, and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in an offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Western Digital Corporation and subsidiaries as of July 2, 2021 and July 3, 2020, and for each of the years in the three-year period ended July 2, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of July 2, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended July 2, 2021 filed with the SEC on August 27, 2021;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October  5, 2020 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended July 3, 2020;

•	our Current Report on Form 8-K filed with the SEC on July 8, 2021; and

•

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on August 27, 2021, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Corporate Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

Western Digital Corporation

$500,000,000 2.850% Senior Notes due 2029

$500,000,000 3.100% Senior Notes due 2032

BofA Securities

J.P. Morgan

MUFG

Mizuho Securities

RBC Capital Markets

Wells Fargo Securities

SMBC Nikko

BNP PARIBAS

Citigroup

HSBC

TD Securities

Truist Securities

PNC Capital Markets LLC

Siebert Williams Shank

US Bancorp

BBVA

Fifth Third Securities

Scotiabank

December 7, 2021